Exhibit 10.2

EXECUTION VERSION

STOCKHOLDER AGREEMENT

dated as of June 26, 2014

by and between

Nature’s Sunshine Products, Inc.

and

Shanghai Fosun Pharmaceutical (Group) Co., Ltd.

i

STOCKHOLDER AGREEMENT

This Stockholder Agreement dated as of June 26, 2014 (this “Agreement”), is by and between Nature’s Sunshine Products, Inc., a Utah corporation (the “Company”), and Shanghai Fosun Pharmaceutical (Group) Co., Ltd., a Chinese corporation (the “Investor”).

RECITALS

A.            The Investor and the Company are parties to that certain Stock Purchase Agreement, dated as of June 26, 2014 (the “Purchase Agreement”), relating to the issue and sale by the Company to the Investor of 2,857,255 shares (the “Shares”) of the Company Common Stock (as defined below).

B.            The obligations of the Company and the Investor under the Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Investor and the Company.

In consideration of the foregoing recitals and the mutual premises and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Defined Terms Used in this Agreement.  The following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means with respect to any Person or group of Persons, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person or group of Persons.

“Affiliated Entity” means: (a) any wholly-owned Subsidiary of the Investor (so long as it remains as such); (b) any Person of which the Investor is a direct or indirect wholly-owned Subsidiary (so long as it remains as such); and (c) any other wholly-owned Subsidiary of any such Person in (b) above (so long as it remains as such and such other Person remains an Affiliated Entity).

“Agreement” has the meaning set forth in the recitals.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York, New York or Beijing, China.  In the event that any action is required or permitted to be taken under this Agreement on or by a date that is not a Business Day, such action may be taken on or by the Business Day immediately following such date.

“Change of Control” means any transaction or series of transactions which results in any Person, other than the Investor, any Affiliated Entity or any controlled Affiliate of the Investor or an Affiliated Entity (or a group of which the Investor, any Affiliated Entity or any controlled Affiliate of the Investor or an Affiliated Entity is a part), beneficially owning (as defined in Rule 13d-3 under the Exchange Act) a majority of the Total Voting Power after the consummation of such transaction or series of transactions.

“Charter Documents” means the Company’s Amended and Restated Articles of Incorporation or Second Amended and Restated Bylaws, each as amended to date.

“China” means the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Closing” means the closing of the issuance, sale and purchase of the Shares pursuant to the Purchase Agreement.

“Closing Date” means the date upon which the Closing occurs pursuant to the Purchase Agreement.

“Company” has the meaning set forth in the recitals.

“Common Stock” means (i) the Company’s common stock, no par value per share and (ii) in the event that the Company’s common stock is converted into, exchanged for, reclassified into or replaced with any other  any capital stock of the Company or any other entity in connection with any merger, consolidation, recapitalization or reclassification effected by the Company, such other capital stock.

“Company Indemnified Parties” has the meaning set forth in Section 2.6(a).

“control” (including the terms “controlled by” and “under common control with”) means, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of a majority of the outstanding voting securities, or by otherwise manifesting the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Demand Notice” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Effectiveness Period” has the meaning set forth in Section 2.1(b).

“Equity Securities” means any Common Stock or  securities convertible or exchangeable into Common Stock or any warrants, options or other rights to purchase Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” has the meaning set forth in Section 2.1(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” or “Holders” means any Person owning of record (including through a nominee or through a broker holding in “street name”) Registrable Securities or any Affiliated Entity (for so long as it is an Affiliated Entity) that is a transferee or assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned as permitted by and  in accordance with this Agreement.

“Holder Indemnified Parties” has the meaning set forth in Section 2.6(b).

“Indemnified Party” has the meaning set forth in Section 2.6(c).

“Indemnifying Party” has the meaning set forth in Section 2.6(c).

“Investor” has the meaning set forth in the recitals.

“Investor Designee” has the meaning set forth in Section 3.1(a).

“Investor Group” means, collectively, the Investor and any Affiliated Entities that beneficially own shares of Common Stock.

“JV Transaction” has the meaning set forth in the Purchase Agreement.

“JV Sale” has the meaning set forth in Section 2.8(c).

“Knowledge” means when used with respect to the Company, the actual knowledge of any executive officer, without independent inquiry.

“Lockup Period” means the period commencing on the date of issuance of the Shares and continuing for a period until the earlier of the date that is (i) two years from such issuance date or (ii) twelve (12) months from the date that the JV Transaction becomes Operational.

“Major Transfer” has the meaning set forth in Section 2.8(c).

“Maximum Demand Registration” has the meaning set forth in Section 2.1(f)(ii).

“Nasdaq” means the Nasdaq Capital Market or any successor exchange or quotation system.

“Operating Agreement” means that certain operating agreement to be entered into on the Closing Date, among Fosun Industrial Co., Limited (a wholly-owned subsidiary of the Investor), the Company and Nature’s Sunshine Hong Kong Limited.

“Operational” means (1) the two Chinese Subsidiaries (as defined in the Operating Agreement) have received  regulatory approval from the appropriate Chinese authorities, (2) the application of a direct selling license has been submitted to the appropriate Chinese authorities and the registration process for at least five products has begun and (3) a substantive initial response from the relevant authorities on both the direct selling license and product registration has been received.

“Permitted Issuance” means any issuance by the Company of Equity Securities (i) to the Company or a Subsidiary of the Company, (ii) to officers, employees, directors or,  consultants of the Company or any of  its Subsidiaries or other eligible participants  pursuant to the Company’s Board-approved equity incentive plans and the securities issued upon exercise or conversion thereof, (iii) as consideration in a merger or acquisition of the stock or assets of another Person, (iv) upon the occurrence of a stock split, stock dividend or any subdivision of the Common Stock, or any other reclassification or other similar recapitalization, (v) pursuant to the conversion or exchange of any securities of the Company into capital stock of the Company, or the exercise of any warrants or other rights to acquire capital stock of the Company, in each case, that are either outstanding on the Closing Date or that are issued in accordance with Section 4.1 hereof; (vi) in connection with any private placement of warrants to purchase capital stock of the Company to lenders or other institutional investors (excluding the Company’s stockholders) in any arm’s length transaction approved by the Board in which such lenders or investors provide debt financing to the Company or any Subsidiary of the Company; (vii) in connection with a joint venture, strategic alliance or other commercial relationship with any Person (including Persons that are customers, suppliers and strategic partners of the Company or any Subsidiary) relating to the operation of the Company’s or any Subsidiary’s business and for which a primary purpose thereof is not raising capital; or (viii) in connection with any office lease or equipment lease or similar equipment financing transaction approved by the Board in which the Company or any Subsidiary obtains from a lessor or vendor the use of such office space or equipment for its business.

“Permitted Transferee” has the meaning set forth in Section 2.8(a).

“Person” means an individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any “group” (as such term is used in Rule 13d-5 under the Exchange Act)  that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Proceeding” means the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any action, claim, suit, investigation or proceeding for such purpose.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the

Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchase Rights” has the meaning set forth in Section 4.1.

“register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act or foreign securities law, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” means the Shares and any Common Stock issued thereon upon any stock split, dividend or other distribution, recapitalization or similar event, subject to Section 2.9; provided, however, that any of the  Shares or Common Stock  issued  thereon upon any stock split, dividend or other distribution, recapitalization or similar event shall only be treated as a Registrable Security until the earliest of:  (a) the date on which the offer and sale of such security has been registered under the Securities Act and such security has been disposed of in accordance with an effective registration statement relating thereto; (b) the date on which such security has been properly transferred pursuant to Rule 144; (c) the date on which such security shall have ceased to be outstanding;  (d) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned as permitted by and  in accordance with this Agreement; and (e) the date on which the Investor and any Affiliated Entity collectively do not hold in the aggregate at least 500,000 of the Shares issued pursuant to the Purchase Agreement (such amount adjusted for any stock splits, stock dividends, reverse stock splits or stock combinations that occur after the date of this Agreement).

“Registration Statement” means any registration statement filed pursuant to ARTICLE II, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in the recitals.

“Standstill Agreement” means that certain Standstill Agreement dated the date hereof by and between the Company and the Investor.

“Subsequent Registration” has the meaning set forth in Section 2.1(c).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns directly or indirectly more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

“Total Voting Power” means, at any time of determination, the total number of votes then entitled to be cast by the holders of the outstanding shares of Common Stock and any other securities entitled, in the ordinary course, to vote generally in the election of directors of the Company and not solely upon the occurrence and during the continuation of certain specified events or for a separate class or number of directors constituting less than a majority of the Board.

“Transaction Agreements” means, collectively, this Agreement, the Purchase Agreement and the Standstill Agreement.

“Transfer” means any transfer, sale, assignment, pledge, or other disposal.

ARTICLE II

REGISTRATION RIGHTS; TRANSFER RESTRICTIONS

Section 2.1            Demand Registration.

(a)           At any time after the expiration of the Lockup Period, upon written notice (a “Demand Notice”) by Holders owning a majority of the then outstanding Registrable Securities, the Company shall prepare and file with the SEC a Registration Statement covering the sale or distribution by the Holders by way of an underwritten offering, block sale or any other distribution plan (other than pursuant to a merger, exchange offer or similar transaction) designated in such Demand Notice, but excluding any plan of distribution for offers and sales on a delayed or continuous basis that would require a “shelf” registration, of all of the Registrable Securities requested to be registered in such Demand Notice on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form and shall provide for the filing for registration of such Registrable Securities for resale by such Holders) in accordance with the foregoing (a “Demand Registration”) on or prior to the date that is forty-five (45) days from the date of such Demand Notice (such date of actual filing, the “Filing Date”), as such date may be extended under Section 2.3(j), and shall use its commercially reasonable efforts to cause such Demand Registration to be declared effective by the SEC as promptly as practical after the filing thereof.

(b)           Once a Demand Registration is declared effective, the Company shall, subject to Section 2.1(f) and Section 2.3(j), use its commercially reasonable efforts to cause such Demand Registration to be continuously effective until the earlier of (A) the time that the Registrable Securities covered by such Demand Registration have been disposed of pursuant thereto and (B) the date that is seventy-five (75) days after the effective date of such Demand Registration, as extended by the number of days such Demand Registration or the use of any Prospectus relating to such Demand Registration is suspended pursuant to Section 2.3(j) or Section 2.5(b) (with respect to any Demand Registration, such period from initial effectiveness thereof until the earlier of the times specified in the immediately preceding clauses (A) and (B), the “Effectiveness Period”).

(c)           If any Demand Registration ceases to be effective under the Securities Act for any reason at any time during the applicable Effectiveness Period, the Company shall use its commercially reasonable efforts to promptly cause such Demand Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Demand Registration), and in any event shall use its commercially reasonable efforts to, within thirty (30) days of such cessation of effectiveness, amend such Demand Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Demand Registration or (ii) at the option of the Company, file an additional Registration Statement (a “Subsequent Registration”) for the purpose of effecting the offering and sale by Holders thereof by way of underwritten offering, block sale or any other distribution plan (other than pursuant to a merger, exchange offer or similar transaction) designated in the applicable Demand Notice of all securities that are Registrable Securities as of the time of such filing and included in the applicable Demand Notice.  If a Subsequent Registration is filed, the Company shall use its commercially reasonable efforts to (x) cause such Subsequent Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing and (y) keep such Subsequent Registration (or another Subsequent Registration meeting the same criteria) continuously effective until the end of the applicable Effectiveness Period.  Any such Subsequent Registration shall be a Registration Statement (other than a “shelf” registration statement for sales on a delayed or continuous basis) on Form S-3 to the extent that the Company is eligible to use such form.  Otherwise, such Subsequent Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders by way of underwritten offering, block sale or any other distribution plan (other than pursuant to a merger, exchange offer or similar transaction) designated in the applicable Demand Notice.

(d)           The Company shall supplement and amend any Demand Registration or any Subsequent Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such registration if required by the Securities Act or as reasonably requested by the Holders covered by such registration.

(e)           If a Demand Notice delivered in accordance with Section 2.1(a) specifies that the sale of the Registrable Securities is intended to be conducted through an underwritten offering, the Holders of a majority of Registrable Securities included in such Demand Notice shall have the right to select the managing underwriter or underwriters to administer the offering; provided, however, that such managing underwriter or underwriters shall be reasonably acceptable to the Company.  The Holders of Registrable Securities included in such Demand Notice and the Company shall enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by the Company with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 2.1, if the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities advise the Board that in its or their good faith opinion, the number of Registrable Securities requested to be included in such Registration Statement and all other securities proposed to be sold in the offering contemplated thereby exceeds the number which can be sold in such underwritten offering without adversely affecting the success of such offering, in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten Registration Statement shall be allocated, (i) first, up to the total number of securities the Holders have requested in the Demand Notice to be included in such Registration Statement (pro rata based upon the number of securities that each of them shall have so requested to be included in such offering), and (ii) only if all the securities referred to in clause (i) have been included, the number of securities that other holders with registration rights have proposed to include in such Demand Registration (pro rata based upon the number of securities that each of them shall have so requested to be included in such offering) that, in the opinion of the managing underwriter or underwriters can be so sold.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters (provided, however, if the managing underwriter or underwriters have provided such Holder with written notice of the date on which the applicable Registration Statement will become effective no later than five Business Days prior to such effectiveness date, such Holder’s written notice of such election must be given at least three (3) Business Days prior to effectiveness of the applicable Registration Statement).  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(f)            The Company shall not be required to effect a registration pursuant to this Section 2.1:

(i)            if any such Demand Notice is for less than 500,000 of the Shares (such amount adjusted for any stock splits, stock dividends, reverse stock splits or stock combinations that occur after the date of this Agreement);

(ii)           after the Company has effected three (3) registrations (excluding any Subsequent Registration) pursuant to this Section 2.1, and such registrations have been declared or ordered effective (the “Maximum Demand Registrations”); or

(iii)          if the Company has effected a registration pursuant to this Section 2.1 within the preceding (6) months, and such registration has been declared or ordered effective.

Section 2.2            Piggyback Registration.

(a)           If, at any time when there are Registrable Securities then outstanding, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than a registration statement relating to a rights offering or on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of or merger with any entity or business or equity securities issuable in connection with the Company’s equity incentive or other employee benefit plans), and even if there is such an effective Registration Statement covering all of the Registrable Securities, in the event that such offering for its own account or the account of others is to be underwritten, then the Company shall deliver to each Holder a written notice of such determination, and if, within ten (10) days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall use its commercially reasonable efforts to include in such registration statement all or any part of any Registrable Securities such Holder requests to be registered.  The Company shall have the right to postpone, terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(b)           The right of any Holder to registration pursuant to this Section 2.2 in connection with an underwritten offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.  Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter(s) selected for such underwriting by the Company or other holder of securities having the right to select such managing underwriter(s) (such underwriting agreement to be in the form negotiated by the Company).  Notwithstanding any other provision of this Section 2.2, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board in writing that in its or their good faith opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering without adversely affecting the success of such offering, in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (i) first, up to the total number of securities that the Company has requested to be included in such registration, if such registration has been initiated by the Company, or that any other holder of securities has requested to be included in such registration, if such registration has been initiated by such other holder, and (ii) second, and only if all the securities referred to in clause (i) have been included, all other securities proposed to be included in such offering by Holders and other holders with registration rights (pro rata based upon the number of securities that each of them shall have so requested to be included in such offering) that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter (provided that, if the managing underwriter(s) have provided such Holder with written notice of the date on which the applicable Registration Statement will become effective no later than five (5) Business Days prior to such effectiveness date, such Holder’s written notice of such election must be given at least three (3) Business Days prior to effectiveness of the applicable Registration Statement).  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 2.3            Registration Procedures.  In connection with the Company’s registration obligations under Section 2.1 and Section 2.2, the Company will keep each Holder participating in such registration reasonably informed as to the status thereof and the Company will:

(a)           prepare and file with the SEC a Registration Statement with respect to such securities in accordance with the applicable provisions of this Agreement and use commercially reasonable efforts to cause such Registration Statement to become effective and, in the case of a

Demand Registration, keep such Registration Statement effective for the applicable Effectiveness Period;

(b)           use its commercially reasonable efforts to prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement pursuant to the manner of distribution contained therein and, in the case of a Demand Registration, as may be necessary to keep the Registration Statement continuously effective for the applicable Effectiveness Period;

(c)           furnish to the Holders participating in such registration and to their legal counsel copies of the Registration Statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such Registration Statement and any preliminary prospectus or the final Prospectus included therein;

(d)           furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final Prospectus in conformity with the requirements of the Securities Act, and such other documents as such underwriters or Holders may reasonably request in order to facilitate the public offering of such securities and the disposition of the Registrable Securities owned by them that are included in such registration;

(e)           notify each Holder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the Company’s Knowledge of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.3(j), at the request of any such Holder, and  use its commercially reasonable best efforts to prepare and furnish as promptly as is practicable to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(f)            use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g)           make available for inspection by any Holder participating in such registration, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by any such Holder or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and directors to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that such Holder or underwriter shall agree to hold in confidence and trust all information so provided pursuant to a confidentiality agreement in form and substance customary under the circumstances (such confidentiality agreement to include a provision that such Holder or underwriter, as the case may be, shall be responsible for any unauthorized disclosure by the attorneys or accountants of such Holder or underwriter unless such Holder or underwriter used commercially reasonable efforts to cause such attorneys or accountants to execute such a confidentiality agreement);

(h)           in the event that the Registrable Securities are being offered in an underwritten public offering, (i) enter into and perform its obligations under an underwriting agreement, in usual and customary form, in accordance with the applicable provisions of this Agreement and participate and cooperate with the underwriters in connection with any road show or marketing activities customary for an underwritten public offering and (ii) cooperate with the Holders and underwriters participating in such underwritten offering and their counsel in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Holders or underwriters;

(i)            if any Registrable Securities are being sold through underwriters pursuant to an underwritten offering, furnish, (x) on the date the underwriting agreement relating to such offering is entered into, a letter dated the date of such underwriting agreement, from the independent certified public accountants of the Company, in form and substance as is customarily given in “comfort letters” by independent certified public accountants to underwriters in an underwritten public offering as prescribed by SAS 72 (AU Section 634), addressed to the underwriters and (y) on the date that such Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the legal counsel representing the Company (which may be in-house counsel, if acceptable to the managing underwriters selected for such underwritten offering) for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, including, but not limited, “10b-5 negative assurance” with respect to the disclosure in the Registration Statement, any preliminary prospectus and the final Prospectus (ii) a “bring-down comfort letter” dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and (iii) certifications from officers of the Company and such other documentation as is customarily delivered by issuers in connection with registered public offerings and shall be reasonably requested by the underwriters for such offering, the Holders selling Registrable Securities in such offering and their respective counsel;

(j)            notwithstanding any other provision of this Agreement, if the Board has determined in good faith that the filing or effectiveness of (i) a registration statement for any Demand Registration would cause disclosure of any financing, acquisition, corporate reorganization or other transactions or development involving the Company or any of its subsidiaries that is or would be material to the Company or (ii) the disclosure necessary for continued use of any Prospectus and Registration Statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the Prospectus and the Registration Statement covering any Registrable Security by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that (i) in any twelve (12)-month period the Company may exercise the right to such suspension pursuant to this Section 2.3(j) and any suspension described in Section 2.5(b) not more than twice and for not more than seventy-five (75) days in each such exercise and (ii) in any event the Company shall use its commercially reasonable efforts to file or cause such Registration Statement to become effective and ensure that the use of the Prospectus may be resumed as promptly as is practicable.  From and after the date of a notice of suspension under this Section 2.3(j), each Holder agrees not to use the Prospectus or Registration Statement until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the day that is seventy-five (75) days following of any such suspension; and

(k)           use commercially reasonable efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed and authorized for quotation or trading on each securities exchange or automated quotation system, if any, on which the same class of securities issued by the Company is then listed, quoted or traded.

Section 2.4            Registration Expenses.  All expenses (other than (i)  underwriting discounts and commissions  incurred in connection with registrations, which discounts and commissions shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered and (ii) the fees and expenses of any attorney representing the Holders) incurred in connection with registrations, filings or qualifications, and the compliance with its other obligations, pursuant to this ARTICLE II, including, without limitation, all registration and filing fees pursuant to any provision of this Agreement (including registrations, filings or qualifications with the SEC, FINRA, any applicable state securities authorities, Nasdaq or any other applicable securities exchange on which the Common Stock is listed or quoted) and the fees and expenses of the Company’s counsel and accountants and the fees and expenses of any financial printer with respect to the printing of any preliminary or final Prospectus, shall be borne by the Company.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or the Holders withdraw a majority of the Registrable Securities requested to be included in such registration statement (in which case all participating Holders shall reimburse the Company for  any expenses incurred therewith and bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration) unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Holders initiating the request were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities initiating the request agree to forfeit their right to one requested registration pursuant to Section 2.1, in which event such right shall be forfeited by all Holders.  The Company shall also reimburse counsel for Holders or any underwriters in connection with any underwritten offering for such counsel’s fees and disbursements in connection with registration, filing or qualification pursuant to Section 2.3(f) and (h)(ii) hereof which amount shall be limited to $20,000 in the aggregate per offering.  Except as provided above, all other expenses incurred by any Holder in connection with a registration requested pursuant to Section 2.1 or Section 2.2, including fees and disbursements of counsel for the selling Holder or Holders, shall be borne by such Holder or Holders incurring such expenses.

Section 2.5            Prospectus Delivery Requirements; Discontinued Disposition.

(a)           Each Holder covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(b)           By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of (i) a Proceeding, (ii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (iii) any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iv) any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

Section 2.6            Indemnification.

(a)           To the extent permitted by law, the Company will, with respect to any Registrable Securities which are included in a Registration Statement pursuant to Section 2.1 or Section 2.2, indemnify each Holder, each Holder’s officers, directors, partners and members, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, each such underwriter’s officers, directors, partners and members and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, or actions in respect thereof, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state or federal securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable out-of-pocket legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred and within sixty (60) days after a request for reimbursement has been received by the Company together with supporting documentation.  The indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (1) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement or Prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder or (2) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended Prospectus, and such Holder failed to deliver a copy of the final or amended Prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(b)           To the extent permitted by law, each Holder will, with respect to any Registrable Securities which are included in a Registration Statement pursuant to Section 2.1 or Section 2.2, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members who have signed the Registration Statement and each person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder and will reimburse each of the Holder Indemnified Parties for any reasonable out-of-pocket legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relates to such Holder and is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 2.6(b) payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended Prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended Prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(c)           Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (including any governmental action), and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed); provided further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding.  The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 2.6 if, but only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (ii) includes any statement or admission of culpability or wrongdoing on the part of such Indemnified Party.  The indemnity agreements contained in this Section 2.6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(d)           If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Section 2.6(e), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.6(d).  In no event shall any Holder’s contribution obligation under this Section 2.6(d) exceed the amount of the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration.

(e)           No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of Section 2.6, the provisions in the underwriting agreement will control; provided, however, that to the extent such underwriting agreement does not address a matter addressed by this Agreement, that failure to address such matter shall not be deemed a conflict between the provisions of this Agreement and the underwriting agreement.

(g)           The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise.

Section 2.7            Information by Holders, Etc.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.  It is understood and agreed that the obligations of the Company under Section 2.1 and Section 2.2 are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a)           such Holder or Holders will cooperate with the Company in connection with the preparation of the applicable Registration Statement, and for so long as the Company is obligated to keep such Registration Statement effective, such Holder or Holders will provide to the Company, in writing and in a timely manner, for use in such Registration Statement (and expressly identified in writing as such), all information regarding themselves and such other information as may be required by applicable law to enable the Company to prepare such Registration Statement and the related Prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b)           during such time as such Holder or Holders may be engaged in a distribution of the Registrable Securities, such Holder or Holders will comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable Registration Statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders, such copies of the applicable Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c)           such Holder or Holders shall permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably request to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and

(d)           on receipt of written notice from the Company of the happening of any of the events specified in Section 2.3(j), or that requires the suspension by such Holder or Holders of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 2.8            Assignability; Transfer Restrictions.

(a)           During the Lockup Period, the Investor will not, and shall cause each member of the Investor Group not to, without the prior written consent of the Company, Transfer any Shares other than (i) to an Affiliated Entity, so long as such Affiliated Entity agrees in writing, to the satisfaction of  the Company at the time of such Transfer, to be bound by and subject to the terms and conditions of this Agreement and the Standstill Agreement as if it were the Investor hereunder, and that it shall immediately Transfer all Shares and all rights and obligations hereunder to the Investor or another Affiliated Entity at such time that it ceases to be an Affiliated Entity (any such transferee a “Permitted Transferee”) or (ii) in connection with a third party tender or exchange offer, merger or similar transaction recommended, approved by or not opposed by the Board.

(b)           Following the expiration of the Lockup Period, the Investor shall not Transfer any Shares to any third party that would thereafter own greater than ten percent (10%) of the outstanding shares of Common Stock to the knowledge of the Investor after due inquiry without the prior written consent of the Board.  Notwithstanding the foregoing, following the expiration of the Lockup Period, (i) the Investor and any Affiliated Entity is permitted without the prior written consent of the Board to Transfer any Shares on Nasdaq or any other securities exchange on which the Common Stock may be listed or quoted, through normal brokered transactions, even if the purchaser in such Transfer owns or as a result of such purchase will own greater than ten percent (10%) of the outstanding shares of Common Stock, provided that (x) the Investor or such Affiliated Entity does not know the identity of the purchaser in any such Transfer and (y)

prior to such Transfer, the Investor or such Affiliated Entity had no pre-arrangement with the purchaser to effect such Transfer to such purchaser, (ii) to the extent any shareholder of the Company and such shareholder’s Affiliates in the aggregate own a greater percentage of the outstanding shares of Common Stock than the Investor and its Affiliated Entities in the aggregate, the Investor and any Affiliated Entity are permitted to Transfer any Shares to any Person without the prior written consent of the Board, and (iii) to the extent no shareholder of the Company and such shareholder’s Affiliates in the aggregate own a greater percentage of the outstanding shares of Common Stock than the Investor and its Affiliated Entities in the aggregate, the Investor and any Affiliated Entity are permitted to Transfer any Shares to any Person without the prior written consent of the Board, provided, however, that following any such Transfer, no shareholder of the Company and such shareholder’s Affiliates in the aggregate own a greater percentage of the outstanding shares of Common Stock than the Investor and its Affiliated Entities in the aggregate.

(c)           Following the expiration of the Lockup Period, in the event the Investor or any Affiliated Entity seeks to Transfer any Shares such that the Investor and its Affiliated Entities will collectively own less than 5.0% of the outstanding shares of Common Stock immediately following such Transfer (the “Major Transfer”), (i) the Investor shall, and shall cause Fosun Industrial Co., Limited (a Hong Kong private company limited by shares) and any other Affiliated Entities to, sell all of the ordinary shares of Nature’s Sunshine Hong Kong Limited (a Hong Kong private company limited by shares) held by such parties to the Company (the “JV Sale”) at the fair value of such shares (as determined pursuant to Section 5.03(b) of the Operating Agreement), (ii) the Company shall purchase all of such ordinary shares at the fair value of such shares (as determined pursuant to Section 5.03(b) of the Operating Agreement), and (iii) the closing of the JV Sale and the closing of the Major Transfer shall occur concurrently with each other.

Section 2.9            Termination of Rights.  The rights of the Investor and any Affiliated Entity to cause the Company to register securities under this ARTICLE II shall terminate upon the earlier of the date upon which (i) all of such Holder’s shares are no longer Registrable Securities or such Holder, if not the Investor, is no longer an Affiliated Entity, (ii) the Company is no longer reporting, or subject to reporting requirements, under the Exchange Act or (iii) less than 500,000 of the Shares issued pursuant to the Purchase Agreement are held by the Investor and any Affiliated Entity.

Section 2.10          Removal of Transfer Restrictions Legend.  In the event that any Shares are sold by the Investor pursuant to an effective Registration Statement or in accordance with Rule 144, upon written request by the Investor, the Company shall use its commercially reasonable efforts, within three (3) Business Days after receipt of such written request and upon delivery of the stock certificate representing such sold Shares, issue, cause the registrar or transfer agent for the Company’s Common Stock to issue, a new stock certificate for such Shares that shall not have any legends thereon relating to any restrictions on transfer and shall be issued with the CUSIP number this is the same as the CUSIP number for all of the other shares of Common Stock that are freely tradable; provided that the Company shall be entitled to receive from the Investor customary certifications and opinions with respect thereto.  Notwithstanding anything in this Agreement to the contrary, this Section 2.10 shall survive the termination of this Agreement.

ARTICLE III

CORPORATE GOVERNANCE AND RELATED COVENANTS

Section 3.1                                    Board of Directors.

(a)                                 Subject to the terms and conditions of this Agreement set forth below, the Investor shall be entitled to designate one director (the “Investor Designee”) to serve on the Company’s Board who shall be reasonably acceptable to the Board (including that each such person shall have had at least five years of industry experience, generally confirm the Company’s mission and strategy and qualify as “independent” in accordance with Nasdaq and the Exchange Act) and shall meet all qualifications required by written policy of the Company, including, without limitation, the Board and the Nominating and Governance Committee of the Board and the Company’s Code of Conduct, in effect from time to time that apply to all nominees for the Board, all set forth under “Corporate Governance” on the Company’s website at http://www.naturessunshine.com.  The Investor Designee shall hold such seat until the 2015 annual meeting of the Company shareholders, at which time, subject to applicable law, such Board member’s name shall be submitted for reelection to the shareholders.  Subject to applicable law, the Company shall nominate and recommend the Investor Designee for election (or re-election) to the Board until the earlier of (i) the time the Investor holds less than 66.6% of the Shares and (ii) the time the Investor holds less than ten percent (10%) of the Company’s outstanding Common Stock.  Subject to customary background check, the Investor and the Company agree that the initial Investor Designee shall be Mr. Li Dongjiu, and the Company shall appoint Mr. Li Dongjiu to fill a vacant seat on the Board on the Closing Date.  In the event that the Investor Designee resigns, dies or is removed (other than by virtue of the Investor Designee’s failure to receive sufficient votes for election at any election of directors) from the Board at any time during which the Investor is entitled to designate a director to serve on the Board pursuant hereto, the Board shall cause a replacement Investor Designee designated by the Investor in accordance with the foregoing, and meeting the requirements above, to be appointed to fill the vacancy created by such resignation, death or removal for the remainder of such director’s then-current term.  Each Investor Designee serving on the Board shall be covered by the Company’s directors and officers policies of insurance and the Company shall (x) enter into an indemnification agreement with each Investor Designee serving on the Board to the extent that the Company enters into indemnification agreements with its other directors, the terms of which shall be no less favorable than the terms of such indemnification agreements with its other directors and (y) afford each Investor Designee serving on the Board the same rights to indemnification, exculpation and expense reimbursement under the Company’s Articles of Incorporation and By-laws and otherwise as are afforded to the Company’s other directors.

(b)                                 The Investor shall, and shall cause any Affiliated Entities to cause all shares of Common Stock with respect to which the Investor Group has the power to vote or direct the voting to be counted as present at such meeting for purposes of establishing a quorum and shall cause such shares of Common Stock to be voted, at such meeting or by written consent, as recommended by the Board in connection with the vote by the holders of Common Stock involving (i) the election or removal of directors to the Board and (ii) compensation matters involving officers, directors or employees of the Company and its Subsidiaries. Except as set forth in the immediately preceding sentence, the Investor and the other Affiliated Entities may vote their shares of Common Stock on any other matter in any manner as they shall determine in their sole discretion.  The voting requirements of this Section 3.1 will remain in effect until the earliest of (i) the time when the Investor and any Affiliated Entity own less than 10% of the Company’s outstanding Common Stock, (ii) a Change in Control of the Company and (iii) the fourth anniversary of the Closing Date, except that, notwithstanding the foregoing, the voting requirements of this Section 3.1 shall not be effective during any period during which no Investor Designee has a seat on the Board.

ARTICLE IV

PREEMPTIVE RIGHTS

Section 4.1                                    Preemptive Rights.  If at any time following the date of the issuance of the Shares, the Company proposes to sell, directly or indirectly, any Equity Securities (other than any Permitted Issuances) to any Person (the “Purchase Rights”) then it shall give the Investor written notice of its intention to do so, describing the price and the terms and conditions upon which the Company proposes to issue the same.  The Investor shall be entitled to acquire, upon the terms applicable to such Purchase Rights, its pro rata share of the Equity Securities proposed to be sold by the Company triggering the Purchase Rights.  For purposes of this Section 4.1, the Investor’s pro rata share is the ratio that the number of shares of Common Stock then held by the Investor bears to the total number of shares of Common Stock outstanding immediately prior to the issuance of Equity Securities giving rise to such Purchase Right.  The Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of such Equity Securities to be purchased.  If the Investor fails to exercise in full its Purchase Rights, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the purchasers’ rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Investor pursuant to this Section 4.1.  The rights of the Investor under this Section 4.1 shall not be effective any time the Investor and its Affiliated Entities collectively own less than 3.0% of the outstanding shares of Common Stock.

ARTICLE V

MISCELLANEOUS

Section 5.1                                    Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument in writing signed by the Company and the Investor.  The Company or the Investor may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto, or (iii) waive compliance with any of the agreements of any other party or conditions to such party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party that is giving the waiver.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 5.2                                    Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by facsimile to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.2):

If to the Company:

Nature’s Sunshine Products, Inc.
2500 West Executive Parkway, Suite 100
Lehi, Utah 84043
Attention: Chief Executive Officer
Facsimile: (801) 341-7320

With a copy to:

Nature’s Sunshine Products, Inc.
2500 West Executive Parkway, Suite 100
Lehi, Utah 84043
Attention: General Counsel
Facsimile: (801) 723-1334

If to the Investor:

Shanghai Fosun Pharmaceutical (Group) Co., Ltd.
No. 2 East Fuxing Road
Shanghai 200010, P.R. China
Attention: Yao Fang, President

Facsimile: +86 (21) 23138052

With a copy to:

Shanghai Fosun Pharmaceutical (Group) Co., Ltd.
No. 2 East Fuxing Road
Shanghai 200010, P.R. China
Attention: Li Dongjiu, Senior Vice President

Facsimile: +86 (21) 63325581

Section 5.3                                    Assignment.  This Agreement may not be assigned without the express written consent of the other party and, in the case of an assignment by the Investor, compliance with the following sentence; and any such assignment or attempted assignment without such consent or compliance shall be void.  In the event of any assignment by the Investor consented to by the Company, the assignee shall agree as a condition to the effectiveness of such assignment in a written instrument in form and substance satisfactory to the Company to assume and agree to be bound by the obligations of such party set forth in this Agreement.  Notwithstanding anything in this Section 5.3 to the contrary, the Investor shall be permitted to assign its rights and obligations under this Agreement to any Permitted Transferee to the extent any Shares are Transferred to such Permitted Transferee upon the execution of a written joinder by such Permitted Transferee, satisfactory to the Company, agreeing to be bound by this Agreement as if it were the Investor hereunder.  No assignment by any party shall relieve such party from any of its obligations hereunder.

Section 5.4                                    Execution and Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 5.5                                    Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Utah applicable to contracts executed in and to be performed in that State, without regard to the principles of conflict of Laws of the State of Utah or any other jurisdiction.  Each of the Investor and the Company irrevocably submits to the exclusive jurisdiction of the State of Utah (and any court before which an appeal therefrom may be properly heard in connection with any such appeal), and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

Section 5.6                                    Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.7                                    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an enforceable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 5.8                                    Entire Agreement.  This Agreement and the other Transaction Agreements (including the exhibits and schedules hereto and thereto)  constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company and the Investor with respect to the subject matter hereof and thereof.

Section 5.9                                    Interpretation and Rules of Construction.  In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)                                 when a reference is made in this Agreement to an Article, Recital, Section, Exhibit or Schedule, such reference is to an Article, Recital or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)                                 the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)                                  whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d)                                 the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)                                  the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(f)                                   any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(g)                                  references to a Person are also to its successors and permitted assigns; and

(h)                                 the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

Section 5.10                             Holders’ Obligations and Rights.  The obligations of each Affiliated Entity that is a member of the Investor Group shall be joint and several with the obligations of each other such Affiliated Entity, and each such Affiliated Entity shall be responsible for the performance of the obligations of each other such Affiliated Entity hereunder.

Section 5.11                             Aggregation of Stock.  All securities held or acquired or owned, beneficially or of record, by the Investor Group shall be aggregated together for the purpose of determining the availability of any rights, or the imposition of any obligations or limitations, under this Agreement.

Section 5.12                             Further Assurances.  Each of the parties will cooperate with the others and use its commercially reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and other third-parties necessary to consummate the transactions contemplated by this Agreement.

Section 5.13                             Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.

Section 5.14                             Termination.                          Prior to the time the Shares are issued to the Investor pursuant to the Purchase Agreement, this Agreement shall terminate automatically upon the termination of the Purchase Agreement in accordance with the terms set forth in ARTICLE VII thereof.

[The next page is the signature page]

The parties have caused this Stockholder Agreement to be executed as of the date first written above.

NATURE SUNSHINE PRODUCTS, INC.

By:	/s/ Gregory L. Probert
	Name:	Gregory L. Probert
	Title:	Chairman and CEO

SHANGHAI FOSUN PHARMACEUTICAL (GROUP) CO., LTD.

By:	/s/ Qiyu Chen
	Name:	Qiyu Chen
	Title:	Chairman